UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 14, 2007 (September 11, 2007)
GOODRICH PETROLEUM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-7940	76-0466193
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
808 Travis Street, Suite 1320
Houston, Texas 77002
(Address of principal executive offices, zip code)
(713) 780-9494
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
As previously disclosed in Item 5.02 of our Current Report on Form 8-K filed on September 6, 2007, Mr. James B. Davis, Senior Vice President, Engineering and Operations of Goodrich Petroleum Corporation (the “Company”) resigned from all positions he held with the Company, effective as of August 30, 2007. In connection therewith, Mr. Davis has entered into a letter agreement with the Company pursuant to which he will receive accelerated vesting of 7,800 shares of restricted phantom stock and accelerated vesting of 16,667 options to purchase shares of the Company’s common stock for $23.39 per share, which options were granted on December 6, 2005. In consideration thereof, Mr. Davis has agreed that the letter agreement replaced any prior severance arrangements between the Company and Mr. Davis. All other unvested shares of restricted phantom stock and unvested options previously granted to him expired immediately. The letter agreement was subject to Board approval, which approval was given on September 11, 2007.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Exhibit Title

10.1	Letter Agreement by and between James B. Davis and Goodrich Petroleum Corporation dated September 10, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOODRICH PETROLEUM CORPORATION (Registrant)
/s/ David R. Looney
David R. Looney
Executive Vice President & Chief Financial Officer

     Dated: September 14, 2007

INDEX TO EXHIBITS

Exhibit No.	Exhibit Title

10.1	Letter Agreement by and between James B. Davis and Goodrich Petroleum Corporation dated September 10, 2007.